PUBLIC COMPANY MANAGEMENT CORPORATION ENTERS INTO JOINT VENTURE WITH WHITE
                            PACIFIC SECURITIES

   COMPANIES TO WORK JOINTLY TO TAKE ASIAN COMPANIES PUBLIC ON AMERICAN
                                EXCHANGES


LAS VEGAS, NV - MARCH 28, 2005 - Public Company Management Corporation (OTC BB: PUBC) today announced that it has formed a new joint venture with White Pacific Securities (WPS) that would assist private Asian companies with gaining public listing status in the U.S. Through the securities registration solution offered by PUBC subsidiary, Go Public Today, select Chinese and other Asian companies referred and screened by WPS would be able to become publicly traded companies in America. The U.S. capital markets are already a popular choice for Asian companies. In the past few years, companies like Chinadotcom Corp. (NASDAQ: CHINA), China Petroleum & Chemical (NYSE: SNP) and China Telecom (NYSE: CHA) have obtained listings in the U.S.

"In our everyday dealings throughout China, Southeast Asia and the Pacific Rim, we come across companies that have the potential for dramatic growth if only they were able to be introduced to the investing public. By going public in America, these promising companies may be able to access the capital markets available only to public corporations and use that capital to expand their operations and build shareholder equity. PUBC and its Go Public Today subsidiary offer a very reputable, established and cost-effective program to guide private Asian companies through the legal and regulatory processes necessary to go public in the U.S.," says Stephen C. Lee, Chairman and CEO of White Pacific Securities.

"Stephen Lee and his team at White Pacific Securities have established themselves as leaders in bridging the gap between the Asian community and the U.S. securities market. Mr. Lee's contact network throughout China and much of Asia is remarkable and should generate a steady stream of new clients for this venture. I anticipate that our partnership can create a significant new revenue stream for both PUBC and WPS," declares Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.

ABOUT WHITE PACIFIC SECURITIES, INC


White Pacific Securities, Inc. (WPS), a fully-licensed broker-dealer and a member of the NASD, NFA, and SIPC, and Internet trading division MarkeTrade.com are subsidiaries of Mandarin Holding Group, Inc, a US-based investment house that specializes in serving Asian communities in America. WPS has brokers and customer service representatives who speak major Asian languages and various Chinese dialects, while MarkeTrade.com features English-Chinese trading portals to meet Asian investors' specific needs. The group is a catalyst to industry globalization in terms of leveraging existing investment solutions in partnerships with key Asian investment firms. The company provides B2B securities procurement solutions with multi-market trading solutions to various Asian markets. For more information on WPS, please visit http://whitepacific.com/main.htm.


ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION


PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers
   (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today
   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management
   Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.


SAFE HARBOR


This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.


Public Company Management Corporation (OTC Bulletin Board: PUBC )





Contact:

     Public Company Management Corporation
     Stephen Brock
     President/CEO
     (702) 222-9076
     info@PublicCompanyManagement.com
     www.PublicCompanyManagement.com